UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 13, 2008
ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691

(State or Other	(Commission File	(IRS Employer
Jurisdiction	Number)	Identification No.)
of Incorporation)

10 West 35th Street		1750 Tysons Boulevard
Chicago, IL 60616		Suite 1300
(312) 567-4000		McLean, VA 22102
(703) 918-4480

(Address, including Zip Code and Telephone Number, including
Area Code, of Principal Executive Offices)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
The information in this report set forth under Item 7.01 is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
Alion Science and Technology Corporation (Alion or the Company) intends to disclose on May 13, 2008, the following non-public information to beneficial holders of its currently outstanding common stock.
Consolidated EBITDA for the three month period ended March 31, 2008 was approximately $16.1 million, and Consolidated EBITDA for the three month period ended March 31, 2007 was approximately $21.2 million. Consolidated EBITDA is defined in the Credit Agreement dated as of August 2, 2004 among the Company, certain of the Company’s subsidiaries, Credit Suisse First Boston (now known as Credit Suisse) and certain other parties. The calculation and reconciliation to the most comparable financial measure calculated and presented in accordance with GAAP is included in the table below.
Alion Science and Technology Corporation
Non-GAAP Measures — EBITDA and Consolidated EBITDA
Calculations
For the Quarters Ended March 31, 2008 and 2007
(Dollars in thousands)
(Unaudited)

	Quarter Ended March 31
	2008	2007
Calculation of EBITDA (1)
Net income (loss)	(9,805)	(15,694)
Plus: Interest expense	13,831	14,691
Plus: Loss on retirement of debt	0	6,170
Plus: Income tax expense (benefit)	0	(1)
Plus: Depreciation and amortization expense	5,333	5,684

EBITDA	9,359	10,850

Calculation of Consolidated EBITDA (2)
EBITDA	9,359	10,850

Plus: Non-cash expenses with respect to the stock appreciation rights and phantom stock plans (Stock-based compensation less cash settlements)	2,279	2,855

	Quarter Ended March 31
	2008	2007
Plus: Non-cash contributions to the ESOP (including Company 401-K match)	2,503	2,480

Plus: Loss on extinguishment of debt	—	—

Plus: Any nonrecurring charges and adjustments by third-party valuation firm that prepares valuation reports in connection with the ESOP	1,001	5,029

Plus: Non-cash expense for the adjustment of the swap arrangement to fair market value	933	—

Minus: Gain on curtailment of post-retirement benefit plan	—	—

Plus: Pro forma adjustments permitted by certain covenants in the Term B Senior Credit Facility	—	—

Consolidated EBITDA	16,074	21,213

1)	The Company believes that the presentation of EBITDA enhances an investor’s understanding of its financial performance. The Company believes that EBITDA is a useful financial metric to assess its operating performance from period to period by excluding certain items, such as the effect of amortization of the substantial amount of intangible assets on its balance sheet, that the Company believes are not representative of its core business. The Company’s use of the term EBITDA may vary from others in its industry. The term EBITDA is not a measure under U.S. GAAP and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP and is subject to important limitations on its usefulness as an analytical tool.

2)	The Company believes that the presentation of Consolidated EBITDA enhances an investor’s understanding of its financial performance. The Company believes that Consolidated EBITDA is a useful financial metric to assess its operating performance from period to period by excluding certain items, such as certain non-cash items that have no effect on its cash available for operations and certain non-recurring items, that the Company believes are not representative of its core business. The Company’s use of the term Consolidated EBITDA may vary from others in its industry. The term Consolidated EBITDA is not defined under U.S. GAAP and Consolidated EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP and is subject to important limitations on its usefulness as an analytical tool. A reconciliation of EBITDA, which is reconciled to the most directly comparable U.S. GAAP measure, which is net loss, has been provided above.
Consolidated EBITDA for the twelve month period ended March 31, 2008 was approximately $71.5 million. Year-to-date adjustments to Consolidated EBITDA were primarily the result of non-recurring integration costs from the Anteon acquisition and one-time costs associated with investments in technology and infrastructure upgrades. The calculation and reconciliation to the most comparable financial measure calculated and presented in accordance with GAAP is included in the table below.

Alion Science and Technology Corporation
Non-GAAP Measures – EBITDA and Adjusted EBITDA
Calculations
For the Twelve Months Ended March 31, 2008
(Dollars in thousands)
(Unaudited)

Year Ended
March 31, 2008
Calculation of EBITDA (1)
Net income (loss)	(31,475)
Plus: Interest expense	49,284
Plus: Loss on retirement of debt	0
Plus: Income tax expense (benefit)	13
Plus: Depreciation and amortization expense	20,845

EBITDA	38,667

Calculation of Consolidated EBITDA (2)
EBITDA	38,667

Plus: Non-cash expenses with respect to the stock appreciation rights and phantom stock plans (Stock-based compensation less cash settlements)	6,216

Plus: Non-cash contributions to the ESOP (including Company 401-K match)	9,810

Plus: Loss on extinguishment of debt	—

Plus: Any nonrecurring charges and adjustments by third-party valuation firm that prepares valuation reports in connection with the ESOP	19,223

Plus: Non cash expense for the adjustment for the swap arrangement to fair market value	933

Minus: Gain on curtailment of post-retirement benefit plan	(3,320)

Plus: Pro forma adjustments permitted by certain covenants in the Term B Senior Credit Facility	—

Consolidated EBITDA	71,529

1)	The Company believes that the presentation of EBITDA enhances an investor’s understanding of its financial performance. The Company believes that EBITDA is a useful financial metric to assess its operating performance from period to period by excluding certain items, such as the effect of amortization of the substantial amount of intangible assets on its balance sheet, that the Company believes are not representative of its core business. The Company’s use of the term EBITDA may vary from others in its industry. The term EBITDA is not a measure under U.S. GAAP and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP and is subject to important limitations on its usefulness as an analytical tool.

2)	The Company believes that the presentation of Consolidated EBITDA enhances an investor’s understanding of its financial performance. The Company believes that Consolidated EBITDA is a useful financial metric to assess its operating performance from period to period by excluding certain items, such as certain non-cash items that have no effect on its cash available for operations and certain non-recurring items, that the Company believes are not representative of its core business. The Company’s use of the term Consolidated EBITDA may vary from others in its industry. The term Consolidated EBITDA is not defined under U.S. GAAP and Consolidated EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP and is subject to important limitations on its usefulness as an analytical tool. A reconciliation of EBITDA, which is reconciled to the most directly comparable U.S. GAAP measure, which is net loss, has been provided above.

On March 31, 2008, the Company’s total contract backlog was approximately $4.9 billion; approximately $0.3 billion was funded and approximately $4.6 billion was unfunded.
On March 31, 2008, the Company’s submitted proposal backlog was approximately $1.3 billion.
The Company’s goal for total dollar volume of submitted proposals for fiscal year 2008 is $2.4 billion. As of March 31, 2008, the Company had submitted proposals with a total dollar volume of approximately $1.0 billion during fiscal year 2008.
The Company’s proposal win rate for the six month period ended March 31, 2008 was approximately 57%, which is a measure of aggregate dollar value basis of contracts awarded over aggregate dollar value of proposals submitted.
The Company collected approximately $141.5 million in cash from outstanding accounts receivable during the three month period ended December 31, 2007.
The Company collected approximately $184 million in cash from outstanding accounts receivable during the three month period ended March 31, 2008.
The Company collected approximately $100 million in cash from outstanding accounts receivable during the one month period ended April 30, 2008.
The Company currently estimates that it will collect approximately $215 million in cash from outstanding accounts receivable during the three month period ended June 30, 2008.
The Company currently estimates that revenues for the sixth month period ended March 31, 2008 were approximately $372 million.
The Company’s financial statements for its fiscal quarter ended March 31, 2008 are not yet completed. Certain of the foregoing estimates and approximations constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, and are based on the Company’s preliminary internal estimates of performance for its fiscal quarter ended March 31, 2008 and the remainder of fiscal year 2008. These estimates and approximations may be subject to adjustments in connection with the Company’s routine period-end and quarter-end closing procedures. In addition, the Company’s financial statements for its fiscal quarter ended March 31, 2008 have not yet been reviewed by its independent public accountants. The Company’s actual results for the fiscal quarter ended March 31, 2008 and for future periods may differ materially from its current estimates and approximations. Accordingly, investors are cautioned not to place undue reliance on the foregoing estimates and approximations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 13, 2008

ALION SCIENCE AND TECHNOLOGY CORPORATION
By:	/s/ Michael J. Alber
	Name:	Michael J. Alber
	Title:	Senior Vice President and Acting Chief Financial Officer